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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 25, 1996 except as to Note "Subsequent Event," which is as of May 31, 1996, which appears on page 27 of the 1996 Annual Report to Shareholders of Precision Castparts Corp., which is incorporated by reference in Precision Castparts Corp.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 26 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 18, 1996 relating to the financial statements of AE Turbine Components, Ltd. (a branch of T&N plc), for the twelve months ended June 30, 1996, which appears on page 4 of the Current Report on Form 8-K/A dated July 19, 1996. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


                                          PRICE WATERHOUSE LLP


Portland, Oregon
October 25, 1996